Exhibit 5.3

SPIRE INC.

700 Market Street

St. Louis, MO 63101

Mark C. Darrell

Senior Vice President,

Chief Legal and Compliance Officer

February 8, 2021

Spire Inc.

700 Market Street

St. Louis, Missouri 63101

Re:     Post-Effective Amendment No. 1 to the Registration Statement on Form S-3

(File No. 333-231443)

Ladies and Gentlemen:

I am Senior Vice President, Chief Legal and Compliance Officer of Spire Inc., a Missouri corporation (the “Company”), and in that capacity I am familiar with the preparation of the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-231443) (the “Amendment”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”) on the date hereof. The Amendment amends the Registration Statement on Form S-3 filed by the Company and its wholly owned subsidiary, Spire Missouri Inc., a Missouri corporation, with the Commission pursuant to the Act on May 14, 2019 (such registration statement, as further amended by the Amendment, the “Registration Statement”). The Registration Statement relates to, among other things, the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus relating to the Company contained therein (the “Prospectus”) and one or more supplements, free writing prospectuses or other offering materials with respect to the Prospectus (each, a “Prospectus Supplement”), by the Company of an unspecified number or amount and aggregate initial offering price of securities consisting of, among other securities, senior debt securities (the “Debt Securities”) to be issued pursuant to an Indenture (For Unsecured Debt Securities), to be entered into by the Company and U.S. Bank National Association, as trustee (the “Trustee”), a form of which has been filed as Exhibit 4.30 to the Registration Statement (as amended, supplemented or modified from time to time, the “Indenture”). The Debt Securities may be issued, sold and delivered from time to time under the Registration Statement, the Prospectus and one or more Prospectus Supplements pursuant to Rule 415 under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

I have examined originals or certified copies of (a) the Registration Statement, (b) the Indenture, and (c) such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as I have deemed appropriate for purposes of this letter. I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all copies submitted to me as conformed, certified or reproduced copies. As to various questions of fact relevant to this letter, I have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which I assume to be true, correct and complete.

On the basis of the foregoing and assuming that (a) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective under the Act and will remain effective and shall not have been terminated or rescinded through any offer and sale of Securities; (b) a Prospectus Supplement describing the Debt Securities offered pursuant to the Registration Statement will have been prepared and filed with the Commission under the Act; (c) the Company will have offered, issued and sold the Debt Securities in the manner contemplated by the Registration Statement and the relevant Prospectus Supplement and otherwise in compliance with all applicable federal and state securities laws, and the terms of any such Debt Securities will not violate any applicable law or any debt securities of the Company or result in a default or breach of any agreement binding upon the Company, and will comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over it; (d) the Board of Directors of the Company (or any authorized committee thereof (that board or any such committee being the “Board”)) will have taken all corporate action necessary to authorize and approve the execution, authentication, issuance and delivery of those Debt Securities and approve the terms of the offering and sale thereof and the definitive terms of the Debt Securities will have been established in accordance with the authorizing resolutions of the Board, the Company’s Articles of Incorporation and applicable law; (e) the Indenture with respect to such Debt Securities and the Trustee thereunder will have become qualified under the Trust Indenture Act of 1939, as amended, as applicable; (f) the Indenture and any supplemental indenture or officer’s certificate delivered pursuant thereto establishing such Debt Securities will have been authorized, executed and delivered by the Company and the applicable Trustee; and (g) the Debt Securities will have been issued and sold upon the terms specified in such resolutions of the Board and in compliance with applicable federal and state securities laws; I am of the opinion that the Debt Securities will be duly authorized and legally issued when forms of such Debt Securities complying with the terms of the Indenture and evidencing such Debt Securities will have been duly executed, authenticated, and delivered in accordance with the provisions of the Indenture, the applicable resolutions of the Board or supplemental indenture or officer’s certificate establishing such Debt Securities and the applicable definitive purchase, underwriting or similar agreement therefore.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	I express no opinion as to the laws of any jurisdiction other than the laws of the State of Missouri.

B.

This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. I undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus or any Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Mark C. Darrell
Mark C. Darrell

3